SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 28, 2004

Sequoia Residential Funding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-115296	35-2170972
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

591 Redwood Highway Suite 3160
Mill Valley, California		94941
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 381-1765

No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      In connection with the offering of the Sequoia Mortgage Trust 2004-6 Mortgage Pass-Through Certificates (the “Certificates”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative (the “Representative”) of the underwriters of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to its potential investors. Although Sequoia Residential Funding, Inc. provided the Representative with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Computational Materials.

      For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibits 99.1 through 99.7.

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Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

	99.1	Computational Materials (P)
	99.2	Computational Materials (P)
	99.3	Computational Materials (P)
	99.4	Computational Materials (P)
	99.5	Computational Materials (P)
	99.6	Computational Materials (P)
	99.7	Computational Materials (P)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ John H. Isbrandtsen

Name: John H. Isbrandtsen
Title: Vice President

Dated: June 28, 2004

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Computational Materials	P

99.2	Computational Materials	P

99.3	Computational Materials	P

99.4	Computational Materials	P

99.5	Computational Materials	P

99.6	Computational Materials	P

99.7	Computational Materials	P